

     Filed with the Securities and Exchange Commission on December 15, 2000

                                                  Registration No. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               Finisar Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                    94-3038428
---------------------------------           -----------------------------------
  (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)


                             1308 Moffett Park Drive
                               Sunnyvale, CA 94089
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               Finisar Corporation
                              Options Granted Under
             the Sensors Unlimited, Inc. Second Amended and Restated
                           1997 Stock Option Plan and
              the Demeter Technologies, Inc. 2000 Stock Option Plan
               ----------------------------------------------------
                            (Full title of the plan)



                               Stephen K. Workman
               Vice President, Finance and Chief Financial Officer
                               Finisar Corporation
                             1308 Moffett Park Drive
                               Sunnyvale, CA 94089
                 --------------------------------------------------
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (408) 548-1000.


This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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

------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                                     Proposed
    Title of                              Proposed maximum           maximum          Amount of
Securities to be      Amount to be         offering price      aggregate offering     registration
  registered(1)       registered(2)         per share(3)             price(3)          fee
------------------------------------------------------------------------------------------------

ASSUMED OPTIONS UNDER THE SENSORS UNLIMITED, INC. SECOND AMENDED AND RESTATED 1997 STOCK

OPTION PLAN
Common Stock,           381,417                $34.63            $13,208,470.71
Par Value $0.001

ASSUMED OPTIONS UNDER THE DEMETER TECHNOLOGIES, INC. 2000 STOCK OPTION PLAN
Common Stock,           566,573                $34.63            $19,620,422.99
Par Value $0.001

TOTALS                  947,990                $34.63            $32,828,893.70         $8,666.83

-------------------------

(1)   The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options assumed by registrant under the Sensors Unlimited, Inc. Second Amended and Restated 1997 Stock Option Plan and the Demeter Technologies, Inc. 2000 Stock Option Plan, the price is computed on the basis of the weighted average exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            Finisar Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended April 30, 2000 as filed with the Securities and Exchange Commission on July 31, 2000.

            (b) The Company's quarterly report on Form 10-Q filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, as filed with the Securities and Exchange Commission on September 13, 2000.

            (c) The Company's quarterly report on Form 10-Q filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, as filed with the Securities and Exchange Commission on December 13, 2000.

            (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

            (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A 12G filed on November 8, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES

            The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            LEGAL OPINION. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich LLP ("Gray Cary"). As of December 12, 2000 certain attorneys of Gray Cary owned 9,900 shares of Common Stock of the Company.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 102(b) of the General Corporation Law of the State of Delaware authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

            Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

            Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Inapplicable.

Item 8.     EXHIBITS

            See Exhibit Index.

Item 9.     UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 15, 2000.


                                        Finisar Corporation




                                        By: /s/ Stephen K. Workman
                                            ---------------------------
                                            Stephen K. Workman
                                            Vice President, Finance and
                                            Chief Financial Officer



                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Finisar Corporation whose signatures appear below, hereby constitute and appoint Jerry S. Rawls and Stephen K.
Workman, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

        SIGNATURE                         TITLE                                        DATE
        ---------                         -----                                        ----

/s/ Jerry S. Rawls                President, Chief Executive Officer          December 15, 2000
-----------------------           and Director
Jerry S. Rawls                    (Principal Executive Officer)

/s/ Stephen K. Workman            Vice President, Finance and                 December 15, 2000
-----------------------           Chief Financial Officer
Stephen K. Workman                (Principal Financial and
                                  Accounting Officer)

/s/ Frank H. Levinson
-----------------------           Chairman of the Board of                    December 15, 2000
Frank H. Levinson                 Directors

/s/ Michael C. Child
-----------------------           Director                                    December 15, 2000
Michael C. Child

/s/ Roger C. Ferguson
-----------------------           Director                                    December 15, 2000
Roger C. Ferguson

/s/ Richard B. Lieb
-----------------------           Director                                    December 15, 2000
Richard B. Lieb

/s/ Larry D. Mitchell
-----------------------           Director                                    December 15, 2000
Larry D. Mitchell

/s/ Gregory H. Olsen
-----------------------           Director                                    December 15, 2000
Gregory H. Olsen

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 19, 1999
        (No. 333-87017)

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 19, 1999 (No. 333-87017)

4.4 Agreement and Plan of Reorganization dated as of August 16, 2000 by and among Finisar Corporation, a Delaware corporation, Gemstone Acquisition
        Corp., a Delaware corporation and a wholly-owned subsidiary of Finisar
        Corporation, Sensors Unlimited, Inc., a New Jersey corporation, and
        Certain Principal Shareholders is incorporated by reference to Exhibit
        2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2000 (File No.
        000-27999)

4.5 Agreement and Plan of Reorganization dated as of November 20, 2000 by and among Finisar Corporation, a Delaware corporation, Onyx Acquisition
        Corp., a Delaware corporation and a wholly-owned subsidiary of Finisar
        Corporation, and Demeter Technologies, Inc., a Delaware corporation, is incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2000 (File No. 000-27999)

5       Opinion re legality

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of Ernst & Young LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)
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